Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 6, 2021, Bill.com Holdings, Inc. (“Bill.com” or the “Company”) and DivvyPay, Inc. (“Divvy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Bill.com would combine with Divvy through a business combination and as a result Divvy would be an indirect wholly-owned subsidiary of Bill.com. The acquisition was completed on June 1, 2021 (the “Acquisition Date”), pursuant to the Merger Agreement, with the Company acquiring all of the outstanding equity interests of Divvy in exchange for cash and stock consideration (the “Acquisition”).

The following unaudited pro forma condensed combined statements of operations of Bill.com and Divvy for the year ended June 30, 2020 and for the nine months ended March 31, 2021, combine the historical consolidated statements of operations of Bill.com and Divvy, giving effect to the Acquisition as if it had been completed on July 1, 2019, the first day of fiscal year 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021, combines the historical consolidated balance sheets of Bill.com and Divvy, giving effect to the Acquisition as if it had been completed on March 31, 2021.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that Bill.com’s management believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations or financial position of Bill.com or Divvy had the Acquisition been completed on the dates assumed, and should not be taken as indicative of future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma statements of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma statements of operations and actual amounts.

In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

Bill.com’s audited consolidated financial statements and related notes as of and for the year ended June 30, 2020, included in the Annual Report on Form 10-K filed by Bill.com with the Securities and Exchange Commission (the “SEC”) on August 31, 2020;

•

Bill.com’s unaudited condensed consolidated financial statements and related notes as of and for the nine months ended March 31, 2021, included in the Quarterly Report on Form 10-Q filed by Bill.com with the SEC on May 7, 2021; and

•

Divvy’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, and unaudited condensed consolidated financial statements and related notes as of and for the three months ended March 31, 2021, which are included in this Form 8-K.

The historical financial statements of Bill.com and Divvy have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The historical financial information has been adjusted to give pro forma effect to final events that are related and/or directly attributable to the Acquisition and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Acquisition.

The transaction accounting adjustments presented in the unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting in accordance with GAAP under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Management determined that Bill.com is the accounting acquirer and Divvy is the accounting acquiree. Accordingly, consideration paid or exchanged by Bill.com to complete the Acquisition with Divvy is generally allocated to assets and liabilities of Divvy based on their estimated fair values as of the date of completion of the Acquisition. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Divvy based on Management’s best estimates of fair value. The actual purchase price allocation may vary based on final analyses of the fair value of the acquired assets and assumed liabilities.

The historical consolidated financial statements of Divvy have been adjusted to reflect certain reclassifications in order to align financial statement presentation with that of Bill.com (refer to Note 4). Additionally, some amounts may not match the Divvy historical financial statements due to rounding. Bill.com has not had any historical relationship with Divvy prior to the Acquisition and thus no pro forma adjustments were required to eliminate activities between the parties.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2021

(in thousands)

	Bill.com Holdings, Inc.	DivvyPay, Inc.	Reclassification Adjustments		Transaction Accounting Adjustments
	(Historical)	(Historical)	Note 4		Note 5		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,223,724	$123,879			$(664,779)	(a)	$679,128
					(3,696)	(f)
Restricted cash	—	17,205	(17,205)	(3)			—
Short-term investments	512,520	—					512,520
Accounts receivable, net	9,584	7,037	—				16,621
Acquired card receivables, net	—	115,749			382	(c)	115,604
					(527)	(e)
Unbilled revenue	7,865	—					7,865
Prepaid expenses and other current assets	18,268	4,903	45,616	(3)	(785)	(c)	68,002
Card receivables held for sale	—	6,853	(6,853)	(3)			—
Deposits	—	21,558	(21,558)	(3)			—
Funds held for customers	1,929,840	—					1,929,840

Total current assets	3,701,801	297,184	—		(669,405)		3,329,580
Non-current assets:
Operating lease right-of-use assets	44,125	—			28,700	(d)	72,825
Property and equipment, net	31,740	26,422	(10,858)	(4)	241	(c)	47,545
Intangible assets, net	—	1,171	10,858	(4)	410,971	(c)	423,000
Goodwill	—	405			1,764,844	(c)	1,765,249
Other assets	22,499	3,112			(717)	(c)	45,331
					20,437	(c)

TOTAL ASSETS	$3,800,165	$328,294	$—		$1,555,071		$5,683,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,320	$—	$997	(1)	$—		$5,317
Accounts payable and accrued liabilities		7,281	(7,281)	(1)	—		—
Accrued compensation and benefits	11,632	—	2,766	(1)	563	(c)	14,961
Other accrued and current liabilities	9,281	—	3,518	(1)	(118)	(c)	61,221
			33,926	(2)	(858)	(d)
					63,293	(g)
					(63,293)	(c)
					15,472	(g)
Deferred revenue	8,371	446					8,817
Operating lease liabilities	6,388	—			2,708	(d)	9,096
Customer fund deposits	1,929,840	—					1,929,840
Accrued rewards and promotions	—	14,742	(14,742)	(2)			—
Amounts due to cardholders	—	11,410	(11,410)	(2)			—
Settlements payable	—	7,774	(7,774)	(2)			—

Total current liabilities	1,969,832	41,653	—		17,767		2,029,252
Non-current liabilities:
Deferred revenue	3,066	—					3,066
Operating lease liabilities	53,644	—			33,771	(d)	87,415
Convertible senior notes, net	897,871	—					897,871
Deferred income tax liability	1,832	—			48,909	(c)	50,741
Borrowings from credit facilities, net - related party	—	40,000			1,980	(c)	41,980
Other borrowings from credit agreement, net	—	37,500			222	(c)	37,722
Other long-term liabilities	3,459	13,119			(11,117)	(d)	25,898
					20,437	(c)

Total liabilities	2,929,704	132,272	—		111,969		3,173,945
Stockholders’ Equity:
Preferred stock	—	2			(2)	(b)	—
Common stock	2	—			—		2
Additional paid-in capital	1,076,255	338,212			1,603,543	(a)	2,757,917
					55,276	(a)
					(338,212)	(b)
					22,843	(f)
Accumulated other comprehensive loss	(191)	—					(191)
Accumulated deficit	(205,605)	(142,192)			142,192	(b)	(248,143)
					(527)	(e)
					(26,539)	(f)
					(63,293)	(g)
					63,293	(c)
					(15,472)	(g)

Total stockholders’ equity	870,461	196,022	—		1,443,102		2,509,585

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,800,165	$328,294	$—		$1,555,071		$5,683,530

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended March 31, 2021

(in thousands, except per share data)

	Bill.com Holdings, Inc. (Historical)	DivvyPay, Inc. (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
			Note 4		Note 5
Revenues
Subscription and transaction fees	$154,743	$—	$50,794	(5)	$—		$205,537
Interest on funds held for customers	5,249	—					5,249
Interchange revenue	—	48,761	(48,761)	(5)			—
Referral fee revenue	—	301	(301)	(5)			—
Other revenue	—	1,732	(1,732)	(5)			—

Total revenues	159,992	50,794	—		—		210,786
Cost of revenue	41,513	6,160			(7)	(aa)	68,160
					20,337	(bb)
					157	(ff)

Gross profit	118,479	44,634	—		(20,487)		142,626
Operating expenses
Research and development	60,558	—	11,717	(6)	(27)	(aa)	78,408
					6,160	(ff)
Product development	—	11,717	(11,717)	(6)			—
Sales and marketing	42,272	38,543	2,162	(8)	(23)	(aa)	114,736
					27,041	(bb)
					4,741	(ff)
General and administrative	58,897	12,695	8,345	(7)	(33)	(aa)	107,904
			17,802	(8)	9,671	(ff)
					527	(ee)
Provision for losses on acquired card receivables and loans receivables	—	8,345	(8,345)	(7)			—
Share repurchase compensation	—	19,964	(19,964)	(8)			—

Total operating expenses	161,727	91,264	—		48,057		301,048

Loss from operations	(43,248)	(46,630)	—		(68,544)		(158,422)
Other expense, net	(13,943)	(6,853)			(450)	(cc)	(20,533)
					713	(dd)

Loss before provision for income taxes	(57,191)	(53,483)	—		(68,281)		(178,955)
Income tax benefit	(333)	—			(500)	(hh)	(833)

Net loss	$(56,858)	$(53,483)	$—		$(67,781)		$(178,122)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.70)						$(1.93)

Weighted average number of common shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	81,446				10,767	(ii)	92,213

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended June 30, 2020

(in thousands, except per share data)

	Bill.com Holdings, Inc. (Historical)	DivvyPay, Inc. (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
			Note 4		Note 5
Revenues
Subscription and transaction fees	$136,405	$—	$35,170	(5)	$—		$171,575
Interest on funds held for customers	21,195	—					21,195
Interchange revenue	—	31,025	(31,025)	(5)			—
Referral fee revenue	—	2,551	(2,551)	(5)			—
Other revenue	—	1,594	(1,594)	(5)			—

Total revenues	157,600	35,170	—		—		192,770
Cost of revenue	39,144	4,259			99	(aa)	73,752
					29,801	(bb)
					449	(ff)

Gross profit	118,456	30,911	—		(30,349)		119,018
Operating expenses
Research and development	53,405	—	12,336	(6)	580	(aa)	83,918
					17,597	(ff)
Product development	—	12,336	(12,336)	(6)			—
Sales and marketing	45,356	38,832			693	(aa)	134,483
					36,060	(bb)
					13,542	(ff)
General and administrative	53,893	12,276	6,480	(7)	221	(aa)	179,261
					27,626	(ff)
					63,293	(gg)
					15,472	(gg)
Provision for losses on acquired card receivables and loans receivables	—	6,480	(6,480)	(7)			—

Total operating expenses	152,654	69,924	—		175,084		397,662

Loss from operations	(34,198)	(39,013)	—		(205,433)		(278,644)
Other income, net	3,160	90			(611)	(cc)	3,526
					887	(dd)

Loss before provision for income taxes	(31,038)	(38,923)	—		(205,157)		(275,118)
Income tax expense (benefit)	53	(222)			(68,783)	(hh)	(68,952)

Net loss	$(31,091)	$(38,701)	$—		$(136,374)		$(206,166)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.70)						$(3.76)

Weighted average number of common shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	44,106				10,767	(ii)	54,873

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger and Basis of Pro Forma Presentation

On May 6, 2021, Bill.com and Divvy entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Bill.com would combine with Divvy through a business combination and as a result Divvy would be an indirect wholly-owned subsidiary of Bill.com. The acquisition was completed on June 1, 2021 (the “Acquisition Date”), pursuant to the Merger Agreement, with the Company acquiring all of the outstanding equity interests of Divvy in exchange for cash and stock consideration (the “Acquisition”).

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Bill.com as the accounting acquirer. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in alternative estimates using the same facts and circumstances. ASC 805 requires that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the merger date, with any excess purchase price allocated to goodwill. Refer to Note 3 for the preliminary purchase price allocation.

The estimated fair values of the acquired assets and assumed liabilities as of the date of the Acquisition are based on estimates and assumptions of Bill.com. Bill.com will continue to finalize the valuations of the assets acquired and liabilities assumed after the closing of the Acquisition, within the one year measurement period in accordance with ASC 805. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the valuation analyses, and that change may be material.

For the purposes of preparing the unaudited condensed combined pro forma financial information, Bill.com has conducted a review of Divvy’s accounting policies to determine if differences in accounting policies or financial statement classifications exist that may require adjustments to or reclassification of Divvy’s results of operations, assets or liabilities to conform to Bill.com’s accounting policies and classifications. As a result of that review, Management identified certain reclassifications which are presented in the Reclassification Adjustments column on the pro forma financial statements and further described in Note 4 below. Further, Management identified certain adjustments required to conform Divvy’s accounting policies with those of Bill.com, including adoption of ASC 842, Leases (“ASC 842”) and ASC 326, Financial Instruments – Credit Losses (“ASC 326” or “CECL”) that had not yet been implemented by Divvy. The necessary conforming policy adjustments are presented within the Transaction Accounting Adjustments on the pro forma financial statements and further described in Note 5 below.

Bill.com follows a June 30 fiscal year end, whereas Divvy has historically followed a December 31 fiscal year end. For purposes of policy alignment, Divvy has adopted the June 30 fiscal year end date of Bill.com. In order to present the pro forma results on a June 30 fiscal year end basis, the historical results of Divvy presented in the unaudited pro forma condensed combined statements of operations were calculated as follows:

•

For the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021, Divvy’s historical consolidated statement of operations for the year ended December 31, 2020, less Divvy’s statement of operations for the six months ended June 30, 2020, plus Divvy’s statement of operations for the three months ended March 31, 2021.

•

For the unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2020, Divvy’s historical consolidated statement of operations for the year ended December 31, 2020, less Divvy’s statement of operations for the six months ended December 31, 2020, plus Divvy’s statement of operations for the six months ended December 31, 2019.

2.	Consideration Transferred

The following table presents the fair value of the consideration transferred in the Acquisition (in thousands).

Cash Consideration (1)	$664,779
Stock Consideration (2)	1,603,543
Share-Based Payment (3)	55,276

Total Consideration Transferred	$2,323,598

(1)	The following table presents the components of Cash Consideration transferred in the Acquisition (in thousands).

Base cash consideration	$625,000
Aggregate exercise price of options and warrants paid in cash	25,043
Closing cash surplus	59,172
Working capital adjustment	4,474
Expense to cash out option holders	(3,696)
Payment to unaccredited shareholders in lieu of shares	10,936
Cash in lieu of fractional shares	20
Assumed options holders receiving replacement awards	(56,097)
Warrant exercise price not paid in cash	(73)

Total Cash Consideration Transferred	$664,779

(2)

The fair value of the stock consideration transferred is calculated as 10,767,089 shares of common stock of the Company (par value $0.00001 per share) at $148.93 per share based on the opening market price of the Company on the Acquisition Date.

(3)

As part of the Merger Agreement, certain vested and unvested options to purchase Divvy stock held by Divvy employees were replaced with vested and unvested restricted stock units to purchase stock of the Company. The fair value of the replacement options included in purchase consideration is $55.3 million, which is the amount attributable to the pre-combination requisite service period.

3.	Preliminary Fair Value Estimate of Purchase Price Allocation to Assets Acquired and Liabilities Assumed

The following table presents the preliminary estimates of fair values of the assets acquired and the liabilities assumed (in thousands) as if the Acquisition had closed on March 31, 2021(1). The fair values of the below listed assets and liabilities was calculated as of June 1, 2021, the Acquisition Date. These fair values were then adjusted for significant movements in the balance sheet to reflect the balances as of March 31, 2021. Our preliminary estimates are based on the information that was available as of the date of this filing. As discussed in Note 1 herein, the preliminary estimated allocation will be subject to further refinement and may result in material changes. These changes will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

(In thousands)
Assets acquired
Cash and cash equivalents	$123,879
Accounts receivable	7,037
Acquired card receivables	116,131
Prepaid expenses and other assets	72,566
Property and equipment	15,805
Intangible assets	423,000

Total assets acquired	$758,418

Liabilities assumed
Accounts payable and other liabilities	$120,366
Borrowings from credit facilities	79,703

Total liabilities assumed	$200,069

Net assets acquired	$558,349

Total consideration transferred	$2,323,598

Goodwill	$1,765,249

(1)	The allocation of assets and liabilities was performed in accordance with ASC 805, utilizing the definition of fair value as defined in ASC 820.

Property and Equipment: The following table shows a breakdown of the preliminary fair value of property and equipment and the estimated useful lives as of March 31, 2021:

	Estimated Useful Life	Fair Value
	(In years)	(In thousands)
Software and equipment	3	$1,049
Furniture and fixtures	3	2,956
Leasehold improvements	9	11,800

		$15,805

Intangible Assets: The following table shows a breakdown of the preliminary fair value of identifiable intangible assets assumed and the estimated useful lives as of March 31, 2021:

	Estimated Useful Life (In years)	Fair Value (In thousands)
Developed technology	6	$191,000
Customer relationships	8	198,000
Trade name	3	34,000

		$423,000

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The developed technology asset represents the software developed by Divvy employees and contractors for the purpose of generating income for Divvy, valued using the relief from royalty method. The customer relationships asset represents the value of the existing relationships with Divvy’s customers, which was valued using the multiple periods excess earnings method assessing the present value of Divvy’s revenue from existing customers as well as revenues to be attained through synergies of the Bill.com and Divvy platform to those existing customers. The trade name intangible asset represents the Divvy trade name, which has been valued using the relief from royalty method taking into account the net revenue attributable to trade name and royalty payments.

Goodwill: Approximately $1,765.2 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from the Acquisition primarily due to Divvy’s strong market position and its assembled workforce that are not individually identified and separately recognized as an intangible asset.

Indemnification Asset: As of the Acquisition Date, Bill.com determined that it had assumed a payroll tax liability for which it is indemnified in accordance with the Merger Agreement. Accordingly, both the assumed liability and the indemnification asset of $20.4 million are included in the total assets acquired and total liabilities assumed in the above table. The indemnification asset is included within Prepaid expenses and other assets, and the payroll tax liability is included within Accounts payable and other liabilities

4.	Reclassification Adjustments

Reclassification adjustments were made to Divvy’s balance sheet as of March 31, 2021, and the statements of operations for the twelve months ended June 30, 2020 and the nine months ended March 31, 2021. The classifications of certain balance sheet and income statement items presented by Divvy under GAAP have been adjusted to align with the presentation used by Bill.com under GAAP. Some amounts do not match the Divvy historical financial statements due to rounding. These adjustments are shown in the “Reclassification Adjustments” column on the pro forma financial statements and are as follows:

Pro Forma Balance Sheet Adjustments:

(1)

Reflects the reclassification of $7.3 million from accounts payable and accrued liabilities to accounts Payable ($1.0 million), accrued compensation and benefits ($2.8 million), and other accrued and current liabilities ($3.5 million); as this represents a line item on Divvy’s historical financial statements that is not present on Bill.com’s Consolidated Balance Sheet.

(2)

Reflects the reclassification of $14.7 million from accrued rewards and promotions, $11.4 million from amounts due to cardholders and $7.8 million from settlements payable to other accrued and current liabilities as these represent line items on Divvy’s historical financial statements that are not present on Bill.com’s Consolidated Balance Sheet ($33.9 million total).

(3)

Reflects the reclassification of $17.2 million from restricted cash, $6.8 million from card receivables held for sale and $21.6 million from deposits to prepaid expenses and other current assets as these represent line items on Divvy’s historical financial statements that are not present on Bill.com’s Consolidated Balance Sheet ($45.6 million total).

(4)	Reflects the reclassification of $10.9 million from Property and Equipment to Intangible assets to appropriately reflect internally developed software as an intangible asset.

Pro Forma Statement of Operations Adjustments:

(5)

Reflects the reclassification from interchange revenue, referral fee revenue and other revenue to subscription and transaction fees to align with the line items present on Bill.com’s Consolidated Statement of Operations. The reclassifications for the nine months ended March 2021 and twelve months ended June 2020 are $50.8 million and $35.2 million, respectively.

(6)

Reflects the reclassification from product development expense to research and development expense to align with the line items present on Bill.com’s Consolidated Statement of Operations. The reclassifications for the nine months ended March 2021 and twelve months ended June 2020 are $11.7 million and $12.3 million, respectively.

(7)

Reflects the reclassification from provision for losses on acquired card receivables to general and administrative expense to align with the line items present on Bill.com’s Consolidated Statement of Operations. The reclassifications for the nine months ended March 2021 and twelve months ended June 2020 are $8.3 million and $6.5 million, respectively.

(8)

Reflects the reclassification from share repurchase compensation to align with the line items present on Bill.com’s Consolidated Statement of Operations. Of the total $20.0 million for the nine months ended March 2021, $17.8 million is reclassified to general and administrative expense, and $2.2 million is reclassified to sales and marketing expense.

5.	Transaction Accounting Adjustments

Pro Forma Balance Sheet Adjustments:

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(a)	Reflects the consideration transferred to acquire Divvy as further described under “Note 2 – Consideration Transferred.”

(b)	Represents the elimination of the historical Divvy equity balance, inclusive of Divvy’s accumulated deficit and the equity balance held by Divvy’s previous stockholders.

(c)

Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of Divvy as described in “Note 3 - Preliminary Fair Value Estimate of Purchase Price Allocation to Assets Acquired and Liabilities Assumed.”

The $48.9 million increase to deferred tax liabilities is based on the blended federal and state statutory rate of approximately 25% multiplied by the fair value adjustments related to the assets acquired and liabilities assumed. As Divvy will be included in Bill.com’s consolidated tax return following the acquisition, the net deferred tax liability resulting from the acquisition created an additional source of income to utilize against Bill.com’s existing deferred tax assets. The valuation allowance on Bill.com’s deferred tax assets will be partially released and result in an estimated financial statement income tax benefit to be recorded in the combined statement of operations as a nonrecurring adjustment. These adjustments are based on estimates of the fair value of Divvy’s assets to be acquired, liabilities to be assumed, and the related purchase price allocations. These estimates are subject to further review by management of Bill.com and Divvy, which may result in material adjustments to deferred taxes with an offsetting adjustment to goodwill.

(d)

Divvy, as a private company, had not yet adopted ASC 842, which was adopted by Bill.com on July 1, 2020. In order to align Divvy’s accounting policies, in relation to ASC 842, with Bill.com, this adjustment recognizes a lease liability and right-of-use asset for operating leases that were acquired from Divvy. The adjustments include an increase to operating lease right-of-use assets of $28.7 million, and an increase to current and non-current operating lease liabilities of $2.7 million and $33.8 million, respectively. This adjustment also reflects a decrease of $0.9 million to other accrued and current liabilities, net of a $0.3 million tenant incentive allowance payable on a Divvy sublease that was recognized as a result of purchase accounting, and a decrease of $11.1 million to other long-term liabilities for the elimination of Divvy’s deferred rent and sublease liability.

(e)

Divvy, as a private company, had not yet adopted ASC 326, which was adopted by Bill.com on July 1, 2020. In order to align Divvy’s accounting policies with those of Bill.com, this adjustment recognizes a change in Divvy’s provisions against receivables.

(f)

Represents an accrual for the stock compensation expense incurred on the date of acquisition for the cash-out and replacement of options held by Divvy employees. The $26.5 million expense is comprised of $3.7 million for cash-out options and $22.8 million for replacement awards.

(g)	Represents accrued transaction costs. The total transaction costs are comprised of $63.3 million incurred by Divvy and $15.5 million incurred by Bill.com.

Pro Forma Statement of Operations Adjustments:

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2020 and the nine months ended March 31, 2021 are as follows:

(aa)	Reflects the adjustment to depreciation expense related to the fair value adjustment of property and equipment and is based on the useful life.

(bb)

Reflects incremental amortization of acquired intangible assets related to the fair value adjustment and is based on the useful life. Given the preliminary valuations of intangible assets, the sensitivity of the annual amortization expense and impact to goodwill was considered. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of $6.8 million, assuming an overall weighted average useful life of 6.2 years.

(cc)	Reflects the incremental amortization related to the fair value adjustment of debt based on the effective interest rate method of amortization.

(dd)

Reflects the reversal of amortization of deferred financing costs. As a result of the Divvy debt being fair valued as of the date of Acquisition, the unamortized deferred financing costs were eliminated as well as the associated historical expense. See transaction accounting adjustment (c) for the fair value adjustment.

(ee)	Reflects the corresponding impact on the income statement in relation to adoption of ASC 326 in order to align Divvy’s accounting policies with those of Bill.com.

(ff)

Reflects an adjustment for the difference between the historical share-based compensation cost recorded by Divvy and the estimated share-based compensation expense related to the replacement awards granted in the Acquisition. For the year ended June 30, 2020, this adjustment also reflects the stock compensation expense recognized as a result of the payment of cash-out options and issuance of replacement awards for the share-based payment consideration transferred. For the year ended June 30, 2020, the total $59.2 million expense represents $32.7 million in share-based compensation expense for the replacement awards over historical expense, a $3.7 million fair value for cash-out options that were not attributable to pre-combination vesting and a $22.8 million fair value for replacement options that was allocated to additional paid-in capital. For the nine months ended March 31, 2021, the total $20.7 million expense represents the replacement awards compensation expense over the historical expense recorded by Divvy.

(gg)	Represents transaction costs incurred as a part of the Acquisition. The total transaction costs are comprised of $63.3 million incurred by Divvy and $15.5 million incurred by Bill.com.

(hh)

As explained in Note (c), the Company has determined that the net deferred tax liability resulting from the acquisition is sufficient to realize a portion of Bill.com’s preexisting deferred tax assets. The valuation allowance on Bill.com’s deferred tax assets will be partially released and result in an estimated financial statement income tax benefit. Additionally, the combined entity would have benefited from the Company’s historical pretax losses in the pro forma period presented and, therefore, has recorded transaction accounting adjustments to reflect the corresponding income tax benefit based on a blended federal and state statutory rate of approximately 25%. These income tax benefits are nonrecurring. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-acquisition activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes will be subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder’s lowest percentage ownership during the testing period (generally three years).

(ii)

Reflects the shares of Bill.com’s common stock that were issued as part of the Acquisition. The pro forma weighted average diluted shares outstanding excludes the impact of the replacement awards issued in the Divvy Acquisition because their inclusion would have been anti-dilutive.